Exhibit 10.57

1000 Mylan Boulevard Canonsburg, PA 15317 USA Phone 724.514.1800 Fax 724.514.1870 Web mylan.com

Transition and Succession Agreement
Waiver Letter

Dear [●]:

Reference is made to your Transition and Succession Agreement with Mylan Inc. (the “Company”), as such agreement has been and may be amended from time to time (the “T&S Agreement”). The T&S Agreement provides for the possibility of enhanced benefits or rights following a Change in Control of the Company (as such term is defined in the T&S Agreement). By executing this waiver letter, for good and valuable consideration (including your continued employment and continued participation in the Company’s incentive plans and programs), you acknowledge and agree that the transactions consummated pursuant to the Business Transfer Agreement and Plan of Merger, dated as of July 13, 2014, by and among Abbott Laboratories, an Illinois corporation, the Company and the other parties thereto, as such agreement may be amended from time to time, shall not constitute a Change in Control for any purpose of the T&S Agreement. All other provisions of the T&S Agreement, as modified by the foregoing, shall remain in full force and effect notwithstanding this waiver letter.

MYLAN INC.,
by

Name:
Title:

Acknowledged and agreed:

_____________________________
Name: